Exhibit 99.1
FOR IMMEDIATE RELEASE
Manager of Company Announcements
ASX Limited
20 Bridge Street
SYDNEY NSW 2000
29 November 2010
By e-lodgement
Unilife Corporation Announces
A$23.1 Million Capital Raise
- - -
Placement of A$23.1 million to professional and sophisticated investors in Australia
Further offer to existing eligible shareholders under a Share Purchase Plan
Lewisberry, PA (November 29, 2010) Unilife Corporation (Unilife or Company) (NASDAQ: UNIS; ASX: UNS) announced today that it has successfully obtained commitments for a private placement of A$23.1 million (US$22.4 million) (Placement). The Company is also pleased to announce the terms of an offer to eligible shareholders with a registered address in Australia or New Zealand (Eligible Shareholders) under a Share Purchase Plan (SPP) subject to the limitations described below.
Unilife intends to use the net proceeds from the Placement and SPP for the purchase of additional capital equipment, for general operations including the development of other pipeline products and supporting the 2011 transition of Unilife into a commercial manufacturer and supplier of its proprietary medical devices to pharmaceutical and healthcare companies.
Placement
Unilife has received commitments from sophisticated and professional investors, with strong institutional support, in Australia for the private placement of CDIs (each CDI representing an interest in one-sixth of a share of Unilife Corporation common stock as traded on the NASDAQ exchange) (Placement CDIs) at an issue price of A$0.85 per CDI with free attaching unlisted options (Placement Options). Total gross proceeds from the Placement will be A$23.1 million, which does not include proceeds from the exercise of the Placement Options or proceeds from the SPP. The price of A$0.85 represents a 12.7% discount to the Volume Weighted Average Price of Unilife CDIs traded on the ASX during the last 30 days.
Each subscriber under the Placement will receive two Placement Options (a Tranche 1 option and a Tranche 2 option) for every 24 Placement CDIs subscribed for in the Placement. Each Placement Option will entitle the holder to acquire one fully paid share of common stock in the Company (which the option holder may elect to receive in the form of common stock or CDIs). The Tranche 1 Placement Options will have an exercise price of A$7.50 per share of common stock (equivalent to A$1.25 per CDI) and the Tranche 2 Placement Options will have an exercise price of A$12.00 per share of common stock (equivalent to A$2.00 per CDI). The Placement Options will be exercisable at any time starting six months after their date of grant and will expire three years from their date of grant.
Unilife Corporation
633 Lowther Road, Lewisberry, PA 17339 T + 1 717 938 9323 F + 717 938 9364 E info@unilife.com W www.unilife.com

Share Purchase Plan
The Company is also pleased to announce the terms of an offer to eligible shareholders of the Company with a registered address in Australia or New Zealand (Eligible Shareholders) under a Share Purchase Plan (SPP) to raise up to A$7 million (or such greater amount as the directors determine (subject to the limitation described below).
The SPP will provide Eligible Shareholders of Unilife with an opportunity to purchase CDIs in the Company without incurring brokerage or other transaction costs and at the same issue price as the Placement CDIs.
Under the SPP, each Eligible Shareholder who holds CDIs or shares of common stock in Unilife at the record date of 26 November 2010 will be entitled to acquire up to A$15,000 worth of new CDIs in the Company (each representing an interest in one sixth of a common share) which will have equal rights and privileges in all respects with the CDIs of Unilife on issue at the date of their allotment (SPP CDIs).
The SPP CDIs will be offered at an issue price of A$0.85 per CDI. ASIC regulations do not permit the Company to issue unlisted options under a SPP without a prospectus. Furthermore, the SPP will be restricted to Eligible Shareholders in Australia and New Zealand as the Company considers it would be impractical to extend the offer to shareholders in other jurisdictions. In particular, it would be unlawful and impracticable to extend the SPP to shareholders in US without issuing a prospectus.
If subscriptions under the SPP exceed A$7 million, the Company may scale back the number of SPP CDIs issued to each applicant. If applications are scaled back, any excess application monies will be refunded without interest. However, the Board retains the discretion to issue additional SPP CDIs to satisfy all or part of such applications in excess of A$7 million, subject to a maximum number of SPP CDIs which the Company is permitted to issue under the NASDAQ Listing Rules without shareholder approval for the issue (ie, not more than 20% of the Company’s current issued capital when aggregated with the CDIs issued under the Placement).
Shareholder approval is not required for the issue of Shares to shareholders under the SPP. The SPP documentation will be posted to Eligible Shareholders on or around 6 December 2010 together with an Application Form. Eligible Shareholders will need to complete and return the Application Form by 5pm (Australian Western Standard Time) on 22 December 2010 in order to take up CDIs under the SPP. Eligible Shareholders should consider all of the SPP documentation, including the SPP Terms and Conditions, before deciding whether to participate in the offer.
Important Dates

Record date for determining entitlements under SPP	5.00pm (Sydney time) on Friday 26 November 2010
SPP documents despatched to Eligible Shareholders	6 December 2010
SPP offer opens	6 December 2010
SPP offer closes	5.00pm (WST) on 22 December 2010
SPP Shares allotted	31 December 2010
Despatch of holding statements to Eligible Shareholders	5 January 2011
The dates in the table above are indicative only and Unilife may amend this timetable. Unilife may also withdraw the offer of new CDIs under the SPP at any time before the allotment date in its absolute discretion.
The securities to be offered have not been registered under Securities Act of 1933, as amended (the “Act”), or any state securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.
This press release is not an offer to sell, nor a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction or an applicable exemption therefrom.

About Unilife Corporation
Unilife Corporation is a U.S.-based medical device company focused on the design, development, manufacture and supply of a proprietary range of retractable syringes. Primary target customers for Unilife products include pharmaceutical manufacturers, suppliers of medical equipment to healthcare facilities and patients who self-administer prescription medication. These patent-protected syringes incorporate automatic, operator-controlled needle retraction features which are fully integrated within the barrel, and are designed to protect those at risk of needlestick injuries and unsafe injection practices. Unilife is ISO 13485-certified and has FDA-registered medical device manufacturing facilities in Pennsylvania.
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.
General: UNIS-G

Investor Contacts (US):		Investor Contacts (Australia)
Todd Fromer / Garth Russell	Stuart Fine	Jeff Carter
KCSA Strategic Communications	Carpe DM Inc	Unilife Corporation
P: + 1 212-682-6300	P: + 1 908 469 1788	P: + 61 2 8346 6500